Exhibit 99.1

For Immediate Release	Media Contact:
Josh Passman
Cubitt, Jacobs & Prosek Communications
212.279.3115 x 203
jpassman@cjpcom.com

Flagship Global Health Announces Annual Meeting

NEW YORK March 18, 2008 - Flagship Global Health, Inc. (OTCBB: FGHH) today announced that its Board of Directors has set July 22, 2008 as the date for the Company’s annual stockholder’s meeting.  The time and location will be provided at a later date.

About Flagship Global Health
Flagship is an international membership-based organization dedicated to providing the highest level of healthcare quality for its members, whether they are at home or traveling. Flagship is focused on providing priority appointments to renowned and clinically acclaimed physicians, who are typically difficult to access. Rather than simply providing names, Flagship also offers emergent care needs, a personal electronic internet-based medical record repository and air evacuation to its members, all linked by a sophisticated and proprietary information management system.

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